As filed with the Securities and Exchange Commission on July 18, 2016

Registration No. 333-125178

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYKES ENTERPRISES, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Florida	56-1383460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 North Ashley Drive

Suite 2800

Tampa, Florida 33602

(Address of principal executive offices)

SYKES ENTERPRISES, INCORPORATED 2004 NON-EMPLOYEE DIRECTOR FEE PLAN

AND

SYKES ENTERPRISES, INCORPORATED 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Full Title of the Plans)

John Chapman

Executive Vice President and Chief Financial Officer

400 North Ashley Drive

Tampa, Florida 33602

(813) 274-1000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Paul R. Lynch, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd, Suite 2800

Tampa, FL 33602

Telephone: (813) 229-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-125178) (the “Registration Statement’) of Sykes Enterprises, Incorporated (“SYKES”). The 2004 Non-Employee Director Fee Plan and the 2004 Non-Employee Director Stock Option Plan expired on the tenth anniversary of their adoption. The 2004 Non-Employee Director Stock Option Plan expired with no stock options ever having been granted under the Plan.

In accordance with an undertaking made by SYKES in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of SYKES which remained unsold at the termination of the offering, SYKES hereby removes from registration all securities registered under the Registration Statement which remained unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on this 18th day of July, 2016.

SYKES ENTERPRISES, INCORPORATED

By:	/s/ John Chapman
Executive Vice President and Chief Financial Officer